As filed with the U.S. Securities and Exchange Commission on March 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOTAL SYSTEM SERVICES, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1493818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One TSYS Way

Columbus, GA 31901

(706) 649-2310

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen Moates

Senior Deputy General Counsel

Total System Services, Inc.

One TSYS Way

Columbus, GA 31901

(706) 649-2310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Keith M. Townsend

C. Spencer Johnson, III

King & Spalding LLP

1180 Peachtree Street

Atlanta, GA 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(2)	(2)	(2)	(2)
Common Stock	(2)	(2)	(2)	(2)
Total	(2)	(2)	(2)	(2)

(1)	The securities of each class may be offered and sold by the Registrant or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS

TOTAL SYSTEM SERVICES, INC.

Debt Securities

Common Stock

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2016

Unless the context requires otherwise, references to “TSYS,” “we,” “us,” “our” or similar terms are to Total System Services, Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, debt securities and common stock in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov. To receive copies of public records not posted to the SEC website at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), until we sell all the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	the portions of the Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders held on April 28, 2015 incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Current Reports on Form 8-K filed on March 26, 2015, April 28, 2015 (Item 5.02 only), April 29, 2015, January 27, 2016, February 23, 2016 and March 9, 2016 (two filings); and

•	the description of TSYS’ common stock contained in our Registration Statement on Form 8-A (Registration No. 001-10254) filed on May 17, 1989, as amended by our Current Report on Form 8-K filed on May 8, 2013.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Senior Director of Investor Relations

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

Telephone: (706) 644-4918

We have not authorized anyone else to provide you with any information other than that contained in this prospectus and any applicable prospectus supplement. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by our counsel, King & Spalding LLP. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Total System Services, Inc., appearing in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2015 (including the schedule appearing therein) as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of TransFirst Holdings Corp. and Subsidiaries as of December 31, 2015 and 2014 and for the year ended December 31, 2015 and for the period from November 12, 2014 to December 31, 2014, the consolidated financial statements of TransFirst Inc. and Subsidiaries for the period from January 1, 2014 to November 11, 2014, and the adjustments described in Note 14 to the consolidated financial

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statements that were applied to correct the 2013 consolidated financial statements for the omission of certain disclosures related to 2013 income available to common shareholders and earnings per share information of TransFirst Inc. and Subsidiaries, incorporated by reference in this prospectus by reference to Total System Services, Inc.’s Current Report on Form 8-K dated March 9, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph for the omission of certain disclosures in the 2013 consolidated financial statements related to income available to common shareholders and earnings per share information). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations (excluding net income (loss) available to common shareholders, earnings per share amounts, and related disclosures in Note 14) and comprehensive income, stockholders’ equity (deficit), and cash flows of TransFirst Inc. and Subsidiaries for the year ended December 31, 2013, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Total System Services, Inc.’s Current Report on Form 8-K dated March 9, 2016, and have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Total System Services, Inc. (the “Company”).

Filing Fee—Securities and Exchange Commission	$ (1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous expenses	(2)

Total expenses	$ (2)

(1)	The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.
(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Georgia Business Corporation Code (the “GBCC”) and the Bylaws of the Company.

Statutory Authority

Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjusted so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854 of the GBCC, in each case to the same extent as a director. In addition, Section 14-2-857 of the GBCC provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

In accordance with Article VIII of the Company’s bylaws, every person who is or was a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted under the GBCC from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the Company; (b) because he or she is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the Company who was employed to render professional services as a lawyer or accountant to the Company; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Bylaws

Pursuant to Article VIII of the bylaws of the Company, reasonable expenses incurred in any proceeding shall be paid by the Company in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Company has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

The Company carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of the Company for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims. The Company has also entered into indemnification agreements with its directors and certain of its officers providing contractual indemnification to the fullest extent possible under Georgia law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement for Debt Securities.

1.2*	Form of Underwriting Agreement for Common Stock.

4.1	Form of Indenture.

4.2	Form of Debt Security (included in Exhibit 4.1).

5.1	Opinion of King & Spalding LLP.

12.1	Computation of the Ratio of Earnings to Fixed Charges.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Ernst & Young LLP

24.1	Powers of Attorney (included on signature page of this Registration Statement).

25.1	Statement of Eligibility of Regions Bank, as Trustee under the Indenture for Debt Securities.

*	To be filed under a Current Report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. §230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 14th day of March, 2016.

TOTAL SYSTEM SERVICES, INC. (Registrant)

By:	/s/ M. Troy Woods
M. Troy Woods,
Chairman, President and Principal Executive Offer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Troy Woods and Paul M. Todd and each of them, his true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ M. Troy Woods	Date: March 14, 2016
M. Troy Woods, Chairman, President and Principal Executive Officer

/s/ Paul M. Todd	Date: March 14, 2016
Paul M. Todd, Senior Executive Vice President and Principal Financial Officer

/s/ Dorenda K. Weaver	Date: March 14, 2016
Dorenda K. Weaver, Chief Accounting Officer

/s/ James H. Blanchard	Date: March 14, 2016
James H. Blanchard, Director

Date: March 14, 2016
Kris Cloninger III, Director

/s/ Walter W. Driver, Jr.	Date: March 14, 2016
Walter W. Driver, Jr., Director

/s/ Gardiner W. Garrard, Jr.	Date: March 14, 2016
Gardiner W. Garrard, Jr., Director

/s/ Sidney E. Harris	Date: March 14, 2016
Sidney E. Harris, Director

/s/ William M. Isaac	Date: March 14, 2016
William M. Isaac, Director

Date: March 14, 2016
Pamela A. Joseph, Director

/s/ Mason H. Lampton	Date: March 14, 2016
Mason H. Lampton, Director

/s/ Connie D. McDaniel	Date: March 14, 2016
Connie D. McDaniel, Director

/s/ H. Lynn Page	Date: March 14, 2016
H. Lynn Page, Director

/s/ Philip W. Tomlinson	Date: March 14, 2016
Philip W. Tomlinson, Director

Date: March 14, 2016
John T. Turner, Director

/s/ Richard W. Ussery	Date: March 14, 2016
Richard W. Ussery, Director

/s/ James D. Yancey	Date: March 14, 2016
James D. Yancey, Director